                              UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549




                                FORM 8-K




                             CURRENT REPORT
                    Pursuant to Section 13 OR 15(d)
                 of the Securities Exchange Act of 1934



                               MAY 16, 2002
                             -----------------
          Date of Report (Date of earliest event reported)




                       ENVIRO-ENERGY CORPORATION
                       ----------------------------
(Exact name of small business issuer as specified in its charter)



                DELAWARE       0-30069          95-452-0761
               ----------     ---------        -------------
              (State of      (Commission     (I.R.S. Employer
              incorporation)  File Number    Identification Number)



                    4430 Haskell Avenue, Encino, CA 91436
                    ------------------------------------
     (Address of principal executive office)(City, State Zip Code)



Registrant's telephone number, including area code: (818) 784-2445
                                                    ----------------

-----------------------------------------------------------------------
                            TABLE OF CONTENTS

Item 1. (Not Applicable)                                        page 2
Item 2.  Acquisition or Disposition of Assets                   page 2
Item 3. (Not Applicable)                                        page 2
Item 4.  Change in Registrant's Certifying Accountant           page 3
Items 5 & 6                                                     page 4
Item 7.  Financial Statements & Exhibits                        page 4
   	Financial Statements                                   F-1 to F18
   	Exhibit No. 1 Stock Purchase Agreement                    page 5
Item 8.  (Not Applicable)                                       page 14
Signature/s                                                     page 15

-----------------------------------------------------------------------

Item 1. Changes in Control of Registrant.

Not applicable.


Item 2. Acquisition or Disposition of Assets.

On February 12, 2002, Enviro-Energy Corporation filed an Form 8-K regarding the stock purchase agreement with Colvico, Inc. ("Colvico"), a company incorporated in the State of Washington, whereby a wholly owned subsidiary of the Registrant, Energy Flow Management, Inc. ("EFMI"), acquired 100% of the issued share capital of Colvico.

Pursuant to the agreement dated January 29, 2002, 4,000,000 $1 (one dollar) redeemable (callable) preferred shares of the registrant were issued to the sole shareholder of Colvico, Mr. Cory Colvin.

Colvico is a well-established electrical contractor and energy services company, bonded and licensed throughout the Pacific Northwest. Colvico gives the Company the ability to install, service and maintain its bio-waste-to-electricity generation plants. Further, using Colvico's in-house electrical assembly and manufacturing plant, the Enviro-energy Corporation will now have the ability to fully manufacture and assemble its skid mounted plants internally, significantly increasing deliverables and profit. The addition of Colvico's revenue stream, profit and asset base will enhance Enviro-Energy's ability to access traditional lines of asset based financing at competitive terms and conditions.


Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Change in Registrant's Certifying Accountant.

(a) Previous Independent Accountant

As of May 8, 2002, the Board has approved the re-appointment of G. BRAD BECKSTEAD, CPA replacing Singer Lewak Greenbaum and Goldstein LLP as Enviro-Energy Corporation's Independent Accountants.

G. Brad Beckstead, CPA reported the Company's financial statements for the past two years. Singer Lewak Greenbaum and Goldstein LLP was appointed in March 2002 and the Company's relationship with the firm has ceased as of May 8, 2002 as the Company determined that the cost of the audit of the Company's financial statements for the year ended December 31, 2001 which was in progress, had become excessive. On several occasions, Singer Lewak Greenbaum and Goldstein LLP disclosed to Management and the Board Members, the difficulties in auditing equity transactions, due to lack of documentation. As a result of the initial lack of documentation, Singer Lewak Greenbaum and Goldstein LLP would have had to perform additional procedures, which would have required a considerable time and additional fees. Prior to the change in auditors, there were no disagreements with Singer Lewak Greenbaum and Goldstein LLP on any matter of accounting principles or practices, financial statement disclosures or auditing scope of procedure, which if not resolved to the satisfaction of Singer Lewak Greenbaum and Goldstein LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such year. During this time period, there were no "reportable events" as defined in Regulation S-K Item 304
(a)(1)(v).

Enviro-Energy Corporation requested that Singer Lewak Greenbaum and Goldstein LLP furnish it a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter dated May 9, 2002 is filed as
Exhibit 16.1 to this Form 8-K.

(b) New Independent Accountants

Enviro-Energy Corporation engaged G. BRAD BECKSTEAD, CPA as the Company's principal accountant effective May 8, 2002. G. BRAD BECKSTEAD is the Registrant's Accountant for the two most recent fiscal years. Prior to re-appointing G. BRAD BECKSTEAD, CPA, neither the Company nor anyone on its behalf consulted with G. BRAD BECKSTEAD regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by G. BRAD BECKSTEAD, CPA that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined to Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to 304 of Regulation S-K, or a reportable event, as that term is defined in Item (a) (1) (v) of Regulation S-K.

Item 5. Other Events.

Not applicable.


Item 6. Resignation of Registrant's Directors.

Not applicable.


Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.


FINANCIAL STATEMENTS


                                                         PAGE
                                                         ----
Independent Auditor's Report                             F-1
Balance Sheet                                            F-2 to F-3
Statements of Operations                                 F-4
Statements of Shareholders' Equity                       F-5
Statements of Cash Flows                                 F-6 to F-7
Notes to Financial Statements                            F-8 to F-18


INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Colvico, Inc.


We have audited the accompanying balance sheet of Colvico, Inc. as of December 31, 2001, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colvico, Inc. as of December 31, 2001, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 15, 2002

COLVICO, INC.
BALANCE SHEET
DECEMBER 31, 2001


ASSETS



Current assets

Contracts receivable, including retentions of $496,256     $  3,009,922
Unbilled receivables                                            264,152
Accounts receivable - related parties                            78,700
Costs and estimated earnings on contracts in
       progress in excess of billings                           390,856
Note receivable - related party                                  50,000
Prepaid expenses and deposits                                   213,328
                                                            -----------


          Total current assets                                4,006,958

Property and equipment, net                                     787,354
                                                            -----------


                   Total assets                            $  4,794,312
                                                            ===========









The accompanying notes are an integral part of these financial statements.

COLVICO, INC.
BALANCE SHEET
DECEMBER 31, 2001


LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities
Book overdraft                                         $       24,145
Current portion of notes payable                              289,030
Line of credit                                                284,868
Accounts payable, including retentions of $25,217           1,687,022
Accounts payable - related parties                             25,665
Accrued expenses                                              284,979
Income tax payable                                             44,970
Billings in excess of costs and estimated earnings
     on contracts in progress                                 416,357
                                                        -------------.
                   Total current liabilities                3,057,036

Notes payable, net of current portion                         437,624
Deferred tax liability                                         65,000
                                                        -------------
                   Total liabilities                        3,559,660

Commitments and contingencies,

Shareholders' equity
Common stock, $1 par value
     1,000 shares authorized
     900 shares issued and outstanding                           900
Treasury stock, 100 shares, at cost                              100
Retained earnings                                          1,233,652
                                                       -------------
                   Total shareholders' equity              1,234,652
                                                       -------------
           Total liabilities and shareholders' equity   $  4,794,312
                                                       =============


The accompanying notes are an integral part of these financial statements.

COLVICO, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED
DECEMBER 31,


                                            2001               2000
                                       --------------     -------------
Contract revenue                       $   16,151,600     $  17,123,695
                                       --------------     -------------
Contract costs
Payroll and payroll related expenses        6,000,325         6,551,540
Material costs                              5,244,708         6,700,367
Subcontractor costs                         1,723,947           747,785
Other costs                                   949,227         1,784,148
                                       --------------     -------------
          Total contract costs             13,918,207        15,783,840

Gross profit                                2,233,393         1,339,855

General and administrative expenses         1,593,667         1,556,814
                                       --------------     -------------

Income (loss) from operations                 639,726         (216,959)
                                       --------------     -------------

Other income (expense)
Forgiveness of debt - related party         (1,057,941)       (362,041)
Interest expense                               (45,194)        (53,607)
Interest income                                 16,469            9,586
Miscellaneous income                           115,384           94,322
Rental income                                   55,819           79,000
Loss on disposal of property and equipment      (1,410)        (17,309)
                                         -------------    -------------
      Total other income (expense)            (916,873)       (250,049)

Loss before benefit from income taxes         (277,147)       (467,008)

Benefit from income taxes                      (93,000)       (163,000)
                                       ---------------   --------------
               Net loss                $      (184,147)  $    (304,008)
                                       ===============  ===============

The accompanying notes are an integral part of these financial statements.

COLVICO, INC.
STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED
DECEMBER 31,


                 Common Stock     Treasury    Retained
              ------------------
              Shares     Amount    Stock       Earnings       Total
              ------     ------    --------    ----------   ----------

Balance,
December 31,
  1999         900       $  900     $  100     $1,721,807   $1,722,807

Net loss                                         (304,008)    (304,008)
              ------     ------    --------    ----------   -----------

Balance,
December 31,
  2000         900          900        100      1,417,799    1,418,799

Net loss                                          184,147)    (184,147)
              ------     ------    --------    -----------  -----------

Balance,
December 31,
  2001          900      $  900     $  100     $1,233,652   $1,234,652

              ======     ======    ========    ==========   ===========





The accompanying notes are an integral part of these financial statements.

COLVICO, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED
DECEMBER 31,


                                            2001               2000
                                        -----------       -------------


Cash flows from operating activities
Net loss                                 $   (184,147)    $   (304,008)
Adjustments to reconcile net loss
 to net cash provided by (used in)
 operating activities
   Depreciation and amortization              311,108          299,148
   Loss on disposal of property
       and equipment                            1,410           17,309
   Non-cash compensation to officer           200,000                -
  (Increase) decrease in
      Contracts receivable                    425,335        2,034,331
      Accounts receivable -
        related parties                       100,145         (378,845)
      Costs and estimated earnings
        on contracts in progress in
        excess of billings                    555,354         (606,518)
      Prepaid expenses and deposits           128,237           11,652
   Increase (decrease) in
      Accounts payable                        225,948          311,527
      Accounts payable - related parties     (103,591)         129,259
      Accrued expenses                       (840,352)        (400,162)
      Billings in excess of costs and
        estimated earnings on contracts
        in progress                          (417,702)      (1,085,944)
      Income tax payable                     (116,707)        (221,141)
      Deferred income taxes                     7,000           50,139
                                           -----------      -----------

            Net cash provided by (used in)
              operating activities            292,038         (143,253)
                                           -----------      -----------



The accompanying notes are an integral part of these financial statements.

COLVICO, INC.
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED
DECEMBER 31,


                                            2001               2000
                                        -------------     -------------
Cash flows from investing activities
Notes receivable - related party        $   (50,000)      $          -
Purchases of property and equipment         (47,457)           (40,841)
                                        -------------     -------------
               Net cash used in
                 investing activities       (97,457)           (40,841)
                                        -------------     -------------
Cash flows from financing activities
Increase (decrease) in book overdraft       (139,371)          163,516
Principal payments on notes payable         (340,078)         (180,127)
Net borrowings on line of credit             284,868                 -
                                         -------------    -------------
               Net cash used in
                 financing activities       (194,581)          (16,611)
                                         -------------    -------------
       Net decrease in cash
         and cash equivalents                      -          (200,705)
Cash and cash equivalents,
  beginning of year                                -           200,705
                                        --------------    -------------
Cash and cash equivalents,
  end of year                           $          -      $         -
                                        ==============    =============

Supplemental disclosures of
  cash flow information

Interest paid                              $     45,194  $      53,607
Income taxes paid                          $      3,757  $       2,821


Supplemental schedule of non-cash investing and financing activities

During the years ended December 31, 2001 and 2000, the Company issued various notes payable to purchase equipment in the amounts of $162,985 and $191,360, respectively.

During the year ended December 31, 2000, the Company issued a note payable in the amount of $295,512 for the purchase of a three-year insurance policy.

The accompanying notes are an integral part of these financial statements.

NOTE 1 - NATURE OF BUSINESS

Colvico, Inc. (the "Company') is primarily an electrical contractor. The work is performed primarily under fixed price contracts concentrated in the Pacific Northwest. The operating cycle of the Company's contracts varies, but is typically less than one year.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting for Long-Term Construction Contracts
---------------------------------------------------------
The accompanying financial statements have been prepared using the percentage-of-completion method of accounting and, therefore, take into account the cost, estimated earnings, and revenue to date on fixed-fee and cost-plus-fee contracts not yet completed.

The amount of revenue recognized at the statement date is the portion of the total contract price that the cost expended to date bears to the anticipated final cost based on current estimates of cost to complete. It is not related to the progress billings to customers. The method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Because long-term contracts extend over one or more years, changes in job performance, changes in job conditions, and revisions in estimates of cost and earnings during the course of the work are reflected in the accounting period in which the facts that require the revision become known. Claims for additional contract revenue are recognized when realization of the claim is assured and the amount can reasonably be determined.

At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the financial statements.

Contracts that are substantially complete are considered closed for financial statement purposes. Revenue earned on contracts in progress in excess of billings (underbillings) is classified as a current asset. Amounts billed in excess of revenue earned (overbillings) are classified as current liabilities.

Comprehensive Income
--------------------
The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency

--------------------------------
translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of comprehensive income in any period presented.

Property and Equipment
----------------------
Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the respective assets as follows:

Construction equipment - 5 years
Vehicles - 5 years
Office furniture and fixtures - 7 years
Leasehold improvements - the lesser of the life of the lease or the life of the improvements

Amortization expense on assets acquired under capital leases is included with depreciation and amortization expense on owned assets.

Impairment of Long-Lived Assets
-------------------------------
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets.

Fair Value of Financial Instruments
-----------------------------------
The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, contracts receivable, accounts receivable - related parties, note receivable - related party, accounts payable, and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Advertising Costs
-----------------
The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2001 and 2000 were $4,378 and $13,718, respectively.

Income Taxes
------------
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due, plus deferred taxes. Deferred taxes represent the future tax return consequences of those differences which will either be taxable or deductible based upon enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

The deferred tax liability at December 31, 2001 primarily related to the deferred gross profit on certain contracts due to differences in revenue recognition for income tax purposes versus financial statement purposes.

Estimates
---------
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Significant Customers
---------------------
The Company grants credit to customers, substantially all of whom are located in the Pacific Northwest. For all projects where collection problems are anticipated, the Company follows the practice of filing statutory liens, which serve as collateral on the receivables.

During the years ended December 31, 2001 and 2000, the Company transacted a significant amount of business with one and two customers, respectively. Revenues from these customers were 11% of the Company's total revenues for the year ended December 31, 2001 and 11% and 10% of the Company's total revenues for the year ended December 31, 2000.

Recently Issued Accounting Pronouncements
-----------------------------------------
In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." This statement addresses financial accounting and reporting for business combinations and supersedes Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations," and SFAS No. 38, "Accounting for Pre-Acquisition Contingencies of Purchased Enterprises." All business combinations in the scope of this statement are to be accounted for using one method, the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method for those business combinations is prohibited. This statement also applies to all business combinations accounted for using the purchase method for which

-----------------------------------------------------

the date of acquisition is July 1, 2001 or later. The Company does not expect adoption of SFAS No. 141 to have a material impact, if any, on its financial position or results of operations.

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously. This statement is not applicable to the Company.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation
of long-lived assets, except for certain obligations of lessees.    The
Company does not expect adoption of SFAS No. 143 to have a material impact, if any, on its financial position or results of operations.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, "Financial Statements," to eliminate the exception to consolidation for
a subsidiary for which control is likely to be temporary.    The
Company does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.

NOTE 3 - CASH AND CASH EQUIVALENTS

The Company maintains its cash balances at one bank located in Eastern Washington. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 2001, the Company did not have any uninsured cash.

NOTE 4 - CONTRACTS IN PROGRESS

For the years ended December 31, 2001 and 2000, contract amounts, costs, estimated earnings, and the related billings to date on completed contracts and contracts in progress were as follows:

                                                  2001
                              ----------------------------------------
                               Contract       Contract        Gross
                               Revenues         Cost          Profit
                              -----------------------------------------
Total construction activity   $ 16,151,600   $ 13,918,207   $ 2,233,393

Construction contracts
  completed during the year      10,967,522     9,456,156     1,511,366
                              --------------   -----------   ----------
Construction contracts in
  progress at December 31,
  2001                         $  5,184,078   $ 4,462,051    $  722,027
                              ==============   ===========   ==========


                                                  2000
                              ----------------------------------------
                               Contract       Contract        Gross
                               Revenues         Cost          Profit
                              -----------------------------------------

Total construction activity   $ 17,123,695    $ 15,783,840  $ 1,339,855
Construction contracts
   completed during the year     8,079,712       8,253,922    (174,210)
                              --------------   -----------   ----------
Construction contracts in
  progress at December 31,
  2000                        $  9,043,983    $  7,529,918   $1,514,065
                              ==============   ===========   ==========



Contracts in progress as of December 31, 2001 were as follows:

Cumulative costs to date                                    $ 4,528,067
Cumulative gross profit to date                                 732,095
                                                            -----------
Cumulative revenue earned                                     5,260,162
Less progress billings to date                                5,285,663
                                                            -----------
Net overbillings                                            $  (25,501)
                                                            ===========

The following is included in the accompanying balance sheet under these captions as of December 31, 2001:

Costs and estimated earnings on contracts in
  progress in excess of billings                            $   390,856
Billings in excess of costs and estimated earnings
   on contracts in progress                                     416,357
                                                            -----------
Net overbillings                                           $   (25,501)
                                                            ===========

NOTE 5 - NOTE RECEIVABLE - RELATED PARTY

During the year ended December 31, 2001, the Company maintained an unsecured note receivable from a related party in the amount of $50,000. The note bears interest at 8% per annum and is due on demand.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2001 consisted of the following:

Construction equipment                                     $    602,040
Vehicles                                                      1,822,528
Office furniture and fixtures                                    87,128
Leasehold improvements                                           60,185
                                                            -----------
                                                              2,571,881
Less accumulated depreciation and amortization                1,784,527
                                                            -----------
Total                                                       $   787,354
                                                            ===========

Depreciation and amortization expense was $311,108 and $299,148 for the years ended December 31, 2001 and 2000, respectively.

NOTE 7 - LINE OF CREDIT

The Company maintained a $1,000,000 revolving line of credit agreement with a local bank. The line expires in July 2002. Borrowings on the line bear interest at the bank's prime rate (4.75% at December 31, 2001), plus 0.25%. Any borrowings are personally guaranteed by the president/sole shareholder of the Company. As of December 31, 2001, the outstanding balance was $284,868.

NOTE 8 - NOTES PAYABLE

Notes payable at December 31, 2001 consisted of the following:


Note payable, dated December 1, 2000,
  non-interest-bearing, with an original
  principal of $295,512.  The note payable
  requires 33 monthly payments of $8,955
  through September 2003.                                   $   188,053

Seventeen notes payable, due various dates
  before February 2007, secured by vehicles
  and equipment.  Interest rates range from
  5.9% to 9.6%, and the notes payable require
  monthly payments of $23,495.                                  538,601
                                                            -----------
                                                                726,654

Less current portion                                            289,030
                                                            -----------
Long-term portion                                           $   437,624
                                                            ===========


Future minimum payments under the notes payable at December 31, 2001 were as follows:

Year Ending December 31,
-----------------------
2002                                                         $  289,030
2003                                                            256,978
2004                                                             73,168
2005                                                             72,360
2006                                                             35,118
                                                             ----------
Total                                                         $ 726,654
                                                             ==========

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Leases
------
The Company entered into two lease agreements for rental of office and warehouse space in the state of Washington with terms ranging from three to five years. These leases require payments of taxes, insurance, and maintenance costs by the Company. The leases have either month-to-month rental clauses or no specified renewal options upon the expiration of the term. In addition, the Company subleases portions of its office and warehouse facilities under a month-to-month lease agreement for $3,500 per month.

Future minimum lease payments under non-cancelable operating leases as of December 31, 2001 were as follows:

Year Ending December 31,
-----------------------
2002                                                        $  148,032
2003                                                           151,032
2004                                                            27,000
                                                            ----------
Total                                                       $  326,064
                                                            ==========

For the years ended December 31, 2001 and 2000, total rent expense amounted to $126,951 and $99,587, respectively, net of sublease income of $55,819 and $79,000, respectively.

Penalties
---------
The Company is subject to various penalties and liquidated damages in the event that certain jobs are not completed by the contracted completion date. Management does not believe that the outcome of these matters will have a material effect on the Company's financial position or results of operations.

Lease Guarantees
----------------
During the year ended December 31, 2001, the Company guaranteed certain non-cancelable operating leases on behalf of a related party. As of December 31, 2001, the future minimum lease payments under the non-cancelable operating leases were $463,687.

Bonding Agreements
------------------
The Company has a bonding agreement with a surety company for its projects. As part of the bonding agreement, the surety has recourse against all of the Company's assets, and the surety's obligations are indemnified by the Company's president/sole shareholder.

NOTE 10 - BACKLOG

The following schedule summarizes changes in backlog on contracts during the year ended December 31, 2001. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at December 31, 2001 and from contractual agreements on which work has not yet begun:


Backlog balance at December 31, 2000                        $ 4,695,031
New contracts and contract adjustments during the year       20,493,306
                                                            -----------
Sub-total                                                    25,188,337
Less contract revenue earned during the year                 16,151,600
                                                            -----------
Backlog balance at December 31, 2001                        $ 9,036,737
                                                            ===========



NOTE 11 - INCOME TAXES

The following table presents the current and deferred United States income tax provision for (benefit from) federal and state income taxes for the years ended December 31, 2001 and 2000:

                                                2001          2000
                                             ----------    ------------

Current
  Federal                                    $ (106,000)    $ (222,000)
  State                                           1,000          1,000
                                             ----------     -----------
                                               (105,000)      (221,000)
                                             ----------     -----------

Deferred
  Federal                                        16,000         65,000
  State                                          (4,000)        (7,000)
                                             ----------     -----------
                                                 12,000          58,000
                                             ----------     -----------
                           Total             $  (93,000)    $ (163,000)
                                             ==========     ===========


The tax effect of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 2001 were as follows:

Deferred tax assets
  State net operating loss                                  $   20,000
  Contribution carryover                                        10,000
  Capital loss carryover                                         1,000
                                                            ----------
          Total deferred tax assets                             31,000
                                                            ----------
Deferred tax liabilities
  State taxes                                                   (3,000)
  Accumulated depreciation and amortization                    (93,000)
                                                            ----------

          Total deferred tax liabilities                       (96,000)
                                                             ----------
              Net deferred tax liability                     $ (65,000)
                                                             ==========


As of December 31, 2001, the Company had state net operating loss carryforwards of approximately $500,000, which expire through 2006.


NOTE 12 - RELATED PARTY TRANSACTIONS

The Company rents its shop and office building from the president/sole shareholder on a monthly basis. Rent expense for the years ended December 31, 2001 and 2000 was $128,400 and $128,400, respectively. In 1993, the Company spun off a harness assembly operation, transferring inventory, machinery, and other assumed related business liabilities to a related company. The related company paid $24,000 in administrative fees and rent to the Company during each of the years ended December 31, 2001 and 2000.

In addition, the Company has accounts receivable - related parties of $78,700 and accounts payable - related parties of $25,665 at December 31, 2001.

During the years ended December 31, 2001 and 2000, the Company forgave certain advances and costs for services rendered to a company owned by its president/sole shareholder in the amounts of $1,057,941 and $141,559, respectively. These amounts are included in forgiveness of debt - related parties in the accompanying statements of operations.

During the year ended December 31, 2000, the Company forgave certain costs for services rendered to its president/sole shareholder in the amount of $220,482. This amount is included in forgiveness of debt - related parties in the accompanying statement of operations.

During the years ended December 31, 2001 and 2000, the Company forgave certain costs for services rendered to its president/sole shareholder in the amounts of $200,000 and $216,988, respectively. These amounts are included in general and administrative expenses as the amounts were treated as salary and wages to the Company's president/sole shareholder.


NOTE 13 - RETIREMENT PLAN

The Company maintains a profit sharing plan which covers all nonunion employees who have met the specific requirements as to age and length of service. Employees are eligible upon completing one year of service and attaining the age of 21. An employee must work at least 1,000 hours during a 12-month period for purposes of eligibility. The contribution each year is determined by the Company, and each participant receives an allocation of the annual contribution in proportion to his/her compensation for the plan year. Profit sharing expense for the years ended December 31, 2001 and 2000 was $125,475 and $121,258, respectively.

In addition, the Company pays union retirement benefits for workers covered under collective bargaining agreements. The Company does not administer these retirement plans and includes the benefit costs in job costs.

NOTE 14 - SUBSEQUENT EVENT

In January 2002, the Company's president/sole shareholder agreed to sell his holdings in the Company for 4,000,000 redeemable convertible preferred shares in Enviro-Energy Corporation. The preferred shares were valued at $1 per share. Each unredeemed preferred share may be converted to four common shares of Enviro-Energy Corporation any time after January 2002.

(b) Pro forma financial information.

The pro forma financial information with respect to the acquisition of Colvico required by this Item shall be incorporated in the 10-QSB for the period ending March 31, 2002 to be filed by the Company within the next 5 days.

(c) Exhibit

On February 12, 2002, Enviro-Energy filed a Form 8-K with the
Securities and Exchange Commission on the Agreement between Energy Flow Management Inc., Colvico, Inc. and Cory Colvin which includes the following:

Exhibit No. 1. Stock Purchase Agreement by and between Energy Flow
-------------------------------------------------------------------
Management, Inc., Colvico, Inc., and Cory Colvin.
------------------------------------------------


STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated the 29th day of January, 2002, by and between ENERGY FLOW MANAGEMENT, INC. (the "Buyer"), a Washington Corporation and wholly owned subsidiary of its Parent, ENVIRO-ENERGY CORPORATION, a Delaware corporation, and COLVICO, INC ("Company"), a Washington corporation, and its Sole Shareholder, Cory Colvin (the "Seller").

WHEREAS, Seller owns beneficially and of record 1,000 shares of Common Stock of the Company (the "Shares");

WHEREAS, the Shares are one hundred percent (100%) of the only issued and outstanding capital stock of the Company, and

WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer all of these Shares on the terms and subject to the conditions set forth herein; said transactions herein referred to as the "Purchase."

NOW THEREFORE, the parties hereto agree as follows:

Seller owns beneficially and of record 1,000 shares of Common Stock of the Company (the "Shares"). The Shares are one hundred percent (100%) of the only issued and outstanding capital stock of the Company. Buyer desires to purchase from Seller and Seller desire to sell to Buyer all of these Shares on the terms and subject to the conditions set forth herein. The transactions contemplated in this Agreement are herein referred to as the "Purchase."

-----------------------(Stock Purchase Agreement continued)
1.   Purchase of Shares and Related Matters.

1.1 Purchase of Shares. Subject to the terms and conditions set forth herein, at the "Closing" (as defined below) Seller will sell all of the Shares to Buyer and Buyer will purchase all of the Shares from Seller, the Shares constituting all of the issued and outstanding capital stock of the Company as of the Closing.

1.2 Purchase Price. Buyer will pay to Seller for 100% of the Shares Four Million Dollars ($4,000,000) (the "Purchase Price").

1.3 Payment of Purchase Price. The Purchase Price will be paid to Seller as follows:

4,000,000 redeemable (callable), convertible preferred shares, valued at One Dollar ($1.00) per share, of the Parent payable to Seller shareholder. Each unredeemed preferred share may be converted to four
(4) common shares of the Parent any time after one year of the date of this Agreement.

2. Representations and Warranties of Company and Seller. As a material inducement to Buyer to enter into this Agreement and purchase the Shares, Seller and the Company, jointly and severally, represent and warrant the following statements in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the date of the Closing:

2.1 Organization and Corporate Power. The Company is a corporation duly incorporated and validly existing under the laws of the State of Washington, and the Company is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its business requires it to qualify. The Company has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its businesses as now conducted

2.2 Capital Stock and Related Matters. The authorized capital stock of the Company consists of 1,000 Shares of Common Stock, 1,000 are issued and outstanding and are owned, beneficially and of record, by Seller and no other capital stock of the Company is issued and outstanding. The Company does not have outstanding and has not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of its capital stock, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise acquire its capital stock. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.


2.3 Authorization; No Breach. The execution, delivery, and performance of this Agreement and all other agreements contemplated

-----------------------(Stock Purchase Agreement continued)

hereby to which the Company or Seller is a party have been duly authorized by the Company or Seller, as the case may be. This Agreement and each other agreement contemplated hereby, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Company, Seller, or both as the case may be, enforceable against Seller or the Company

2.4 Conduct of Business/ Liabilities. The Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of the Company under (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which the Company is a party or by which the Company or the properties of the Company is bound or (ii) any judgment, order or injunction of any court, arbitrator or governmental agency that would reasonably be expected to affect materially and adversely the business, financial condition or results of operations of the Company.

2.5 Financial Statements. The reviewed, consolidated balance sheet and income statement of the Company as of December 31, 2000, fairly present the consolidated financial, and the results of operations for the twelve (12) months then ended and have been prepared in accordance with generally accepted accounting principles consistently applied and in a manner substantially consistent with the Unaudited Financial Statements, except for differences resulting from normally occurring audit adjustments, including, but not limited to, income tax and tax accrual adjustments or as noted in the Unaudited Statements or the notes thereto. Except as contemplated by or permitted under this Agreement, there are no adjustments that would be required on audit of the Unaudited Financial Statements that would, individually or in the aggregate, have a material negative effect upon the Company's reported financial condition.

2.6 No Undisclosed Liabilities. Neither the Company nor any of the property of the Company has or is subject to any liabilities, commitments or obligations of any nature, whether absolute, accrued, contingent, known or unknown, due or to become due or otherwise.

2.7 Absence of Certain Changes. Except as contemplated or permitted by this Agreement, since the Statement Date there has not been:
   (i) Any materially adverse change in the business, financial condition, operations or assets of the Company;
   (ii) Any damage, destruction or loss, whether covered by insurance or not materially adversely affecting the properties or business of the Company;
  (iii) Any sale or transfer by the Company of any tangible or intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien or encumbrance on any asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory;

-----------------------(Stock Purchase Agreement continued)

   (iv) Any declaration, setting aside or payment of a dividend or other distribution to its shareholders or in respect of or the redemption or other repurchase by the Company of any capital stock of the Company;
    (v) Any transaction not in the ordinary course of business of the Company;
   (vi) The lapse of any material trademark, assumed name, trade name, service mark, copyright or license or any application with respect to the foregoing;
  (vii) The grant of any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) other than customary increases on a periodic basis or required by agreement or understanding in the ordinary course of business and in accordance with past practice;
  (viii) The discharge or satisfaction of any material lien or encumbrance or the payment of any material liability other than current liabilities in the ordinary course of business;
   (ix) The making of any loan, advance or guaranty to or for the benefit of any person other than a wholly owned subsidiary except the creation of accounts receivable in the ordinary course of business or
    (x)  An agreement to do any of the foregoing.

2.8 Title and Related Matters. The Company has good and marketable title to all of its properties and assets included in the Unaudited Financial Statements (except properties and assets sold or otherwise disposed of subsequent to the Statement Date in the ordinary course of business or as contemplated in this Agreement), free and clear of all security interests, mortgages, liens, pledges, charges, claims or encumbrances of any kind or character, except (i) statutory liens for property taxes not yet delinquent or payable subsequent to the date of this Agreement and statutory or common law liens securing the payment or performance of any obligation of the Company, the payment or performance of which is not delinquent or that is payable without interest or penalty subsequent to the date on which this representation is given, or the validity of which is being contested in good faith by the Company; (ii) the rights of customers of the Company with respect to inventory under orders or contracts entered into by the Company in the ordinary course of business; (iii) claims, easements, liens and other encumbrances of record pursuant to filings under real property recording statutes, and (iv) as described in the Unaudited Financial Statements or the notes thereto.

3. Representations and Warranties of Buyer. As a material inducement to Seller to enter into this Agreement and sell the Shares, Buyer hereby represents and warrants to Seller that the following statements in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the date of Closing:

3.1 Organization; Power. Buyer is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

-----------------------(Stock Purchase Agreement continued)

3.2 Authorization. The execution, delivery, and performance by Buyer of this Agreement, and all other agreements contemplated hereby to which Buyer is a party have been duly and validly authorized by all necessary corporate action of Buyer, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligations of Buyer enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

3.3 No Conflict with Other Instruments or Agreements. The execution, delivery and performance by Buyer of this Agreement and all other agreements contemplated hereby to which Buyer is a party will not result in a breach or violation of or constitute a default under its Articles of Incorporation or Bylaws or any material agreement to which Buyer is a party or by which Buyer is bound.

4. Conduct of the Company's Business Pending the Closing. From the date hereof until the Closing, and except as otherwise consented to or approved by Buyer, Seller, and the Company covenant and agree with Buyer as follows:

4.1 Regular Course of Business. The Company will operate its business in accordance with the reasonable judgment of its management diligently and in good faith, consistent with past management practices, and the Company will continue to use its reasonable efforts to keep available the services of present officers and employees (other than planned retirements) and to preserve its present relationships with persons having business dealings with it.

4.2 Dividends. The Company will not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock.

4.3 Capital Changes. The Company will not issue any shares of its capital stock or issue or sell any securities convertible into or exchangeable for or options, warrants to purchase or rights to subscribe to, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock or repurchase, reacquire, cancel or redeem, any such shares.

4.4 Property and Assets. The assets, property, and rights now owned by the Company will be used, preserved and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as said assets, property, and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management or operation of said properties or business or accumulation or valuation of inventory will be made or instituted. Without the prior consent of Buyer, the Company will not encumber any of its assets or make any commitments relating to such assets, property or business, except in the ordinary course of its business.

-----------------------(Stock Purchase Agreement continued)

4.5 Insurance. The Company will keep or cause to be kept in effect and undiminished the insurance now in effect on its various properties and assets, and will purchase such additional insurance, at Buyer's cost, as Buyer may reasonably request.

4.6 Employees. The Company will not grant to any employee any promotion, any increase in compensation or any bonus, or other award, other staff promotions, increases or awards that are regularly scheduled in the ordinary course of business or contemplated on the date of this Agreement or that are, in the reasonable judgment of the management of the Company, in the Company's best interest.

4.7 No Violations. The Company will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business.

4.8 Public Announcements. No press release or other announcement to the employees, customers or suppliers of the Company related to this Agreement or the Purchase will be issued without the joint approval of Buyer and Seller, unless required by law, in which case Buyer and Seller will consult with each other regarding the announcement.

5. Covenants of the Company and Seller. The Company and Seller covenant and agree as follows:

5.1 Satisfaction of Conditions. The Company will use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to Closing set forth in Section 7 and any necessary consents or waivers under or amendments to agreements by which the Company is bound.

5.2 Exhibits. From time to time prior to the Closing, Seller and the Company will promptly supplement or amend any Exhibits with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Exhibit and will promptly notify Buyer of any breach by either of them that either of them discovers of any representation, warranty or covenant contained in this Agreement. No supplement or amendment of any Exhibit made pursuant to this Section will be deemed to cure any breach of any representation of or warranty made in this Agreement unless Buyer specifically agrees thereto in writing; provided, however, that if the Purchase is closed, Buyer will be deemed to have waived its rights with respect to any breach of a representation, warranty or covenant or any supplement to any Exhibit of which it shall have been notified pursuant to this Section 5.2.

5.3  No Solicitation.  Until the Closing or termination pursuant to
Section 10 of this Agreement, neither Seller nor the Company, nor any of its directors, officers, employees or agents shall, directly or indirectly, encourage, solicit, initiate, or enter into any discussions or negotiations concerning any disposition of any of the Capital Stock

-----------------------(Stock Purchase Agreement continued)

or of all or substantially all of the assets of the Company (other than pursuant to this Agreement), or any proposal therefore, or furnish or cause to be furnished any information concerning the Company to any party in connection with any transaction involving the acquisition of the Capital Stock or assets of the Company by any person other than

Buyer. Seller or the Company will promptly inform Buyer of any inquiry (including the terms thereof and the person making such inquiry) received by any responsible officer or director of the Company or Seller after the date hereof and believed by such person to be a bona fide, serious inquiry relating to any such proposal.

5.4 Action After the Closing. Upon the reasonable request of Buyer or the Company after the Closing, Seller will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to the Purchase.

6.  Closing.

6.1 Time, Place, and Manner of Closing. Unless this Agreement has been terminated and the Purchase has been abandoned pursuant to the provisions of Section 10, the closing (the "Closing") will be held at the offices of the Seller in Spokane, Washington or at such other place as the parties may agree, on the 30th day of January, 2002 or as soon as practicable after the satisfaction of the various conditions precedent to the Closing set forth herein. At the Closing the parties to this Agreement will exchange certificates and other instruments and documents in order to determine whether the terms and conditions of this Agreement have been satisfied. Upon the determination of each party that its conditions to consummate the Purchase have been satisfied or waived, Seller shall deliver to Buyer the certificate(s) evidencing the Shares, duly endorsed for transfer, and the shall deliver to Seller the purchase price. From time to time after the Closing, Seller, at Buyer's cost, will execute, deliver, and acknowledge all such further instruments of transfer and conveyance and will perform all such other acts as Buyer may reasonable request to more effectively transfer Shares.

6.2 Consummation of Closing. All acts, deliveries, and confirmations comprising the Closing, regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of the same shall have occurred. The time of the Closing has been scheduled to correspond to the close of business at the principal office of the Company and, regardless of when the last act, delivery or confirmation of the Closing shall take place, the transfer of the Shares shall be deemed to occur as of the close of business at the principal office of the Company on the date of the Closing.

-----------------------(Stock Purchase Agreement continued)

7.Miscellaneous Provisions.

7.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Buyer and Seller.

7.2  Waiver of Compliance; Consents.

    (i) Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by a written waiver executed by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of or estoppel with respect to any subsequent or other failure.
   (ii) Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

7.3 Notices. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two (2) days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

    (i) If to Buyer, Parent, Seller, or to the Company after the Closing, to:

     Enviro-Energy Corporation.
     15015 S. Dunn Road
     Valleyford, WA  99036

     Energy Flow Management, Inc.
     21316 N. Antler Ridge Lane
     Colbert, WA  99005

or to such other person or address as Buyer furnishes to Seller pursuant to the above.

    (ii)  If to Seller or the Company:

     Attn. Cory Colvin
     2121 N. Waterworks St.
     Spokane, WA


or to such other person or address as Seller furnishes to Buyer pursuant to the above.

-----------------------(Stock Purchase Agreement continued)


7.4 Assignment. This Agreement will not be assigned by a party hereto without the prior written consent of the other party(s) hereto. No permitted assignment will release the assignor from its obligations hereunder. Subject to the foregoing, this Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and personal representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.5 Governing Law. All matters with respect to this Agreement, including but not limited to matters of validity, construction, effect and performance, will be governed by the laws of the State of Washington applicable to contracts made and to be performed therein between residents thereof, regardless of the laws that might be applicable under principles of conflicts of law.

7.6 Counterparts. This Agreement may be executed in two (2) or more fully or partially executed counterparts, each of which will be deemed an original binding the signer thereof against the other signing party(s), but all counterparts together will constitute one and the same instrument.

7.7 Certain Rules of Constructions. The provisions of this Agreement have been examined, negotiated and revised by counsel for each party, and no implication will be drawn against any party hereto by virtue of the drafting of this Agreement.

7.8 Entire Agreement. This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings between and among the parties with respect to the subject matter hereof.

7.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction, will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

7.10 Attorney Fees. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorneys' fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom.

-----------------------(Stock Purchase Agreement continued)

7.11 Payment of Fees and Expenses. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its counsel and accountants, incurred in the negotiation, preparation, and consummation of the Agreement and the Purchase.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER
Cory Colvin


COMPANY
Colvico, Inc.

By:   /s/ Cory Colvin
      ----------------
          President


BUYER
Energy Flow Management, Inc.

By:   /s/ Mike Funk
     ---------------
        President


PARENT
Enviro-Energy Corporation

By:   /s/ Galen Loven
     -----------------
          Chairman

-----------------------------End of Agreement--------------------------




Item 8. Change in Fiscal Year.

Not applicable.

SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


ENVIRO-ENERGY CORPORATION
-------------------------
(Registrant)



/s/ GALEN LOVEN
-----------------
Chairman



DATE:     May 16, 2002
        -----------------






























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